SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25032	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	USAP	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 7, 2020, Universal Stainless & Alloy Products, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Below are the voting results for each matter submitted for a vote of the Company’s stockholders at the Annual Meeting:

1.	Election of Directors:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Dennis M. Oates	5,557,714	403,761	1,729,734
Christopher L. Ayers	5,025,929	935,546	1,729,734
Judith L. Bacchus	5,700,635	260,840	1,729,734
M. David Kornblatt	5,053,480	907,995	1,729,734
Udi Toledano	4,936,351	1,025,124	1,729,734

2.	Advisory, non-binding resolution to approve the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
5,717,225	228,139	16,111	1,729,734

3.	Ratification of the appointment of Schneider Downs & Co., Inc. as the Company’s independent registered public accountants for 2020:

FOR	AGAINST	ABSTENTIONS
7,556,158	99,919	35,132

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ John J. Arminas
John J. Arminas
Vice President of Administration,
General Counsel and Secretary

Dated: May 11, 2019